Filed pursuant to Rule 424(b)(4)

Registration No. 333- 238247

PROSPECTUS

7,635,800 Units (each Unit contains One Share of Common Stock and One Series F Warrant to purchase One Share of Common Stock)

14,586,400 Pre-funded Units (each Pre-funded Unit contains One Pre-funded Warrant to Purchase One Share of Common Stock and One Series F Warrant to purchase One Share of Common Stock)

We are offering 7,635,800 units (each unit consisting of one share of our common stock and/or one Series F Warrant to purchase one share of our common stock) pursuant to this prospectus. Each Series F Warrant contained in a unit has an exercise price of $0.495 per share of common stock. The Series F Warrants contained in the units will be exercisable immediately and will expire five years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the Series F Warrants contained in the units.

We are also offering 14,586,400 pre-funded units to purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units (each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock and/or one Series F Warrant to purchase one share of our common stock) in lieu of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or at the election of the purchaser, 9.99%). Each pre-funded warrant contained in a pre-funded unit is exercisable for one share of our common stock. The purchase price of each pre-funded unit will equal the price per unit being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant included in the pre-funded unit will be $0.001 per underlying share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants contained in the pre-funded units sold in this offering. Each Series F Warrant contained in a pre-funded unit has an exercise price of $0.495 per share of common stock. The Series F Warrants contained in the pre-funded units will be exercisable immediately and will expire five years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the Series F Warrants contained in the pre-funded units.

Units and the pre-funded units will not be issued or certificated. The shares of common stock or pre-funded warrants, as the case may be, and the Series F Warrants included in the units or the pre-funded units, can only be purchased together in this offering, but the securities contained in the units or pre-funded units will be issued separately and will be immediately separable upon issuance.

Our common stock is traded on the NYSE American under the symbol “NSPR.” On June 2, 2020, the last reported sale price of our common stock was $0.64 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre- Funded Unit	Total
Public offering price	$0.45	$0.449	$9,985,404
Underwriting discounts and commissions(1)	$0.0315	$0.03143	$700,000
Proceeds, before expenses, to us	$0.4185	$0.41757	$9,285,404

(1)	See “Underwriting” beginning on page 29 of this prospectus for a description of the compensation payable to the underwriters.

The offering is being underwritten on a firm commitment basis. We have granted a 45-day option to the representative of the several underwriters to purchase up to 3,333,333 units consisting of 3,333,333 additional shares of common stock and/or 3,333,333 Series F Warrants from us solely to cover over-allotments, if any. If the representative of the several underwriters exercises this option in full, the total underwriting discounts and commissions payable by us will be $805,000, and the total proceeds to us, before expenses, will be $10,680,400.

The underwriters expect to deliver our securities to purchasers in the offering on or about June 5, 2020.

A.G.P.

Prospectus dated June 3, 2020

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus or any document incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the information discussed under “Risk Factors” and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our” and “us” refer to InspireMD, Inc., a publicly-traded Delaware corporation, and its direct and indirect subsidiaries, including InspireMD Ltd.

Overview

We are a medical device company focusing on the development and commercialization of our proprietary MicroNet™ stent platform technology for the treatment of complex vascular and coronary disease. A stent is an expandable “scaffold-like” device, usually constructed of a metallic material, that is inserted into an artery to expand the inside passage and improve blood flow. Our MicroNet, a micron mesh sleeve, is wrapped over a stent to provide embolic protection in stenting procedures.

Our CGuard™ carotid embolic prevention system (“CGuard EPS”) combines MicroNet and a self-expandable nitinol stent in a single device for use in carotid artery applications. Our CGuard EPS received CE mark approval in the European Union in March 2013, and we launched its release on a limited basis in October 2014. In January 2015, a new version of CGuard, with a rapid exchange delivery system, received CE mark approval in Europe and in September 2015, we announced the full market launch of CGuard EPS in Europe. Subsequently, we launched CGuard EPS in Russia and certain countries in Latin America and Asia, including India. We expect to receive approval to launch CGuard EPS in Brazil, and we are seeking strategic partners for the potential launch of CGuard EPS in Japan and China.

In April 2017, we had a pre-investigational device exemption (“IDE”) submission meeting with the U.S. Food and Drug Administration (“FDA”) regarding CGuard EPS where we presented materials, including our draft synopsis for a clinical trial design, which we believed supported a formal IDE submission for the approval of a human clinical trial in the United States. The FDA agreed to our pre-clinical test plan and clinical trial design. On July 26, 2019, we submitted an IDE application for CGuard EPS. In connection with such application, on August 23, 2019, we received a request for additional information from the FDA in support of our application. We continue to work closely with the FDA to address the FDA’s information and testing requests in support of our pending IDE application, as the initiation of clinical testing in the U.S. is our current highest priority. We believe that we have resolved all comments from the FDA on the IDE, and we re-submitted the IDE application in May 2020, as IDE approval by the FDA would be a critical step toward the commencement of a human clinical trial using CGuard EPS in the United States.

Additionally, we intend to continue to evaluate potential product and manufacturing enhancements for CGuard EPS that are expected to reduce cost of goods and/or provide the best-in-class performing delivery system. In furtherance of our strategy that focuses on establishing CGuard EPS as a viable alternative to vascular surgery, we are exploring adding a procedural protection device to our portfolio incorporating the principle of reverse flow of the carotid artery as an adjunctive alternative to femoral access. We cannot give any assurance that we will receive sufficient (or any) proceeds from future financings or the timing of such financings, if ever, for potential product enhancements and manufacturing enhancements. In addition, such additional financings may be costly or difficult to complete. Even if we receive sufficient proceeds from future financings, there is no assurance that we will be able to timely apply for CE mark approval following our receipt of such proceeds. We believe these improvements may allow us to reduce our cost of goods and increase penetration in our existing geographies and better position us for entry into new markets.

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Our Products and Market

We consider the addressable market for our CGuard EPS to be individuals with diagnosed, symptomatic high-grade carotid artery stenosis (HGCS, ≥70% occlusion) for whom an intervention is preferable to medical (drug) therapy. This group includes not only carotid artery stenting patients but also individuals undergoing carotid endarterectomy, as the two approaches compete for the same patient population. Assuming full penetration of the intervention caseload by CGuard EPS, we estimate that the addressable market for CGuard EPS was approximately $1.0 billion in 2017 (source: Health Research International 2017 Results of Update Report on Global Carotid Stenting Procedures and Markets by Major Geography and Addressable Markets).

Our MGuard™ Prime™ embolic protection system (“MGuard Prime EPS”) is marketed for use in patients with acute coronary syndromes, notably acute myocardial infarction (heart attack) and saphenous vein graft coronary interventions (bypass surgery). MGuard Prime EPS combines MicroNet with a bare-metal cobalt-chromium based stent. MGuard Prime EPS received CE mark approval in the European Union in October 2010 for improving luminal diameter and providing embolic protection. However, as a result of a shift in industry preferences away from bare-metal stents in favor of drug-eluting (drug-coated) stents, in 2014 we decided to curtail further development of this product in order to focus on the development of a drug-eluting stent product, MGuard DES™. Due to limited resources, however, our efforts have been limited to testing drug-eluting stents manufactured by potential partners for compatibility with MicroNet and seeking to incorporate MicroNet onto a drug-eluting stent manufactured by a potential partner. The FDA has clarified that the primary mode of action for drug-eluting cardiovascular stents, which are regulated as combination products, is that of the device component and has assigned the FDA Center for Devices and Radiological Health (CDRH) primary responsibility for premarket review and regulation, providing some clarity about what to expect regarding the regulatory framework related to the development of MGuard DES™.

We also intend to develop a pipeline of other products and additional applications by leveraging our MicroNet technology to new applications to improve peripheral vascular and neurovascular procedures, such as the treatment of the superficial femoral artery disease, vascular disease below the knee and neurovascular stenting to seal aneurysms in the brain.

Presently, none of our products may be sold or marketed in the United States.

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Our Growth Strategy

Our primary business objective is to utilize our proprietary MicroNet technology and products to become the industry standard for treatment of stroke, complex vascular and coronary disease and to provide a superior solution to the common acute problems caused by current stenting procedures, such as restenosis, embolic showers and late thrombosis. We are pursuing the following business strategies to achieve this objective.

●	Widen the adoption of CGuard EPS. We are seeking to expand the population of CGuard EPS patients in those countries in which CGuard EPS is commercially available. In particular, our focus is on establishing CGuard EPS as a viable alternative (in appropriate cases) to conventional carotid artery stents and vascular surgery within the applicable medical communities. We intend to accomplish this goal by continuing to publish and present our clinical data and support investigator-initiated clinical registries. We have partnered and will continue to seek out partnerships with organizations focused on the treatment of stroke. We will also continue to engage advisory boards and to develop a network of key opinion leaders to assist us in our efforts to widen the adoption of CGuard EPS.

●	Grow our presence in existing and new markets for CGuard EPS. We have launched CGuard EPS in most European and Latin American countries through a comprehensive distributor sales organizations network. We are continuing to focus on larger growing markets through this network by supporting our distributors with comprehensive marketing and clinical education programs. In November 2018, we obtained approval for reimbursement and commercial sale for CGuard EPS in Australia and immediately launched the product. We are also pursuing additional product registrations and distribution contracts with local distributors in other countries in Europe, Asia and Latin America.

●	Continue to leverage our MicroNet technology to develop additional applications for interventional cardiologists and vascular surgeons. In addition to the applications described above, we believe that we will eventually be able to utilize our proprietary MicroNet technology to address imminent market needs for new product innovations to significantly improve patients’ care. We continue to broadly develop and protect intellectual property related to our mesh technology. Examples of some areas include peripheral vascular disease, neurovascular disease, renal artery disease and bifurcation disease.

●	Establish relationships with collaborative and development partners to fully develop and market our existing and future products. We are seeking strategic partners for collaborative research, development, marketing, distribution, or other agreements, which could assist with our development and commercialization efforts for CGuard EPS and MGuard DES, and other potential products that are based on our MicroNet technology.

●

Continue to protect and expand our portfolio of patents. Our MicroNet technology and the use of patents to protect it are critical to our success. We own numerous patents for our MicroNet technology. We have ten issued patents (and thirteen total patent applications and patents that are pending or in force) in the United States that are directed to MicroNet technology, some of which have corresponding patent applications and/or issued patents in Canada, China, Europe, Israel, India, and South Africa. We have four more issued U.S. patents directed to potential products. We believe these patents and patent applications collectively cover all of our existing products and may be useful for protecting our future technological developments. We intend to aggressively continue patenting new technology, and to actively pursue any infringement covered by any of our key patents. We believe that our patents, and patent applications once allowed, are important for maintaining the competitive differentiation of our products and maximizing our return on research and development investments.

●	Resume development and successfully commercialize MGuard DES. While we have limited the focus of product development to our carotid products, if we resume development of our coronary products, we plan to evaluate opportunities to further develop MGuard DES.

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Recent Developments

COVID-19 Developments

In December 2019, a strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China, and has reached multiple other countries, and, on March 12, 2020, the World Health Organization (the “WHO”) declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries have imposed unprecedented restrictions on travel, quarantines and other public health safety measures. We have not experienced a significant COVID-19 related impact on our financial condition and results of operations in the first quarter of 2020. However, procedures with CGuard EPS, which are generally scheduled or non-emergency procedures, have mostly been postponed as hospitals shift resources to patients affected by COVID-19. To our knowledge, most European countries in which we operate are slowly reinstating elective procedures, but we do not know when the hospitals will resume to normal pre-pandemic levels with such procedures. In addition, most of our sales have historically come from Europe, where the pandemic has had a comparatively severe impact. We anticipate that the continuation of the pandemic and related restrictions and safety measures may result in a significant decline in sales of our products for the upcoming periods. Moreover, prior to the consummation of the current offering, we only have sufficient cash resources to fund operations through the end of August 2020. Consequently, we are pursuing the current offering, which, if consummated, is expected to provide us with sufficient cash resources to fund our operations for approximately the next 12 months, despite the adverse effects on our business caused by the COVID-19 pandemic. Our cash resources could suffice only for a shorter period of time after the offering is completed due to incremental spending by us on research and development, increased spending for commercial activities, or if the COVID-19 pandemic adversely affects our cash resources more than we currently anticipate. For more discussion on our risks related to COVID-19, please see the risk factors included under the “Risk Factors” section of this prospectus.

In response to significant market volatility and uncertainties relating to COVID-19, our board of directors (the “Board”) and management have taken the following voluntary reductions of compensation as a measure of fiscal responsibility:

●	Effective April 1, 2020, the Board approved a 50% decrease in the annual cash compensation for non-employee directors from an aggregate amount of $154,000 to $77,000.

●	On April 21, 2020, Marvin Slosman, our President, Chief Executive Officer and Director, signed a waiver reducing his monthly base salary from $33,333 to $16,666 for the period beginning April 1, 2020 and ending on such date as Mr. Slosman shall determine, and Craig Shore, our Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer, signed a waiver reducing his monthly base salary from NIS 80,125 to NIS 40,063 for the period beginning April 1, 2020 and ending on such date as Mr. Shore shall determine.

●	Effective April 1, 2020, we reduced the annual salaries of most of our employees by 20% to 30% until further notice.

We expect that such reductions of the base salaries of our employees, including Mr. Slosman and Mr. Shore, will result in a decrease of approximately $300,000 in operating expenses in the second quarter of 2020.

Release from Former Underwriter

The terms of our engagement of the underwriter for our September 2019 financing contained a purported 12 month right of first refusal in favor of such underwriter with respect to future financings.  Due to, among other things, difficulties in the relationship with that underwriter and our need to raise additional funds to finance our ongoing operations, we engaged AGP in May 2020 as underwriter for this offering.  We are currently negotiating the terms of a separation with the prior underwriter.  At this point we cannot indicate the amount of any payment and other terms that will be required under any such separation, nor can we guarantee that the matter will be amicably settled and not escalate into litigation.

NYSE American Notifications

Stockholders Equity. On August 7, 2019, we received a notification from the NYSE American that we do not meet the continued listing standards of the NYSE American as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). Specifically, we are not in compliance with Section 1003(a)(iii) of the Company Guide because we reported stockholders’ equity of less than $6 million as of June 30, 2019, and net losses in our five most recent fiscal years ended December 31, 2018. As a result, we became subject to the procedures and requirements of Section 1009 of the Company Guide.

On October 11, 2019, the NYSE American accepted our plan to regain compliance with Section 1003(a)(iii) of the Company Guide by August 7, 2020. We are subject to periodic review during the period covered by the compliance plan. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the plan period could result in our common stock being delisted from the NYSE American.

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Low Trading Price.

Effective March 29, 2019, we amended our amended and restated certificate of incorporation in order to effectuate a 1-for-50 reverse stock split of our outstanding shares of common stock.

In January 2019, we had received notification from the NYSE American that we were not in compliance with the NYSE American continued listing standards because our shares of common stock had been selling for a low price per share for a substantial period of time. While we were informed by the NYSE American on July 8, 2019 that we resolved that deficiency, if we are again determined to be below any of the continued listing standards within 12 months of July 8, 2019, then in accordance with Section 1009(h) of the Company Guide, the NYSE American will examine the relationship between the two incidents of noncompliance and re-evaluate our method of financial recovery from the first incident. NYSE Regulation will then take the appropriate action, which, depending on the circumstances, may include truncating the compliance procedures described in Section 1009 of the Company Guide or immediately initiating delisting proceedings. If in the future we fall below the continued listing criterion of a minimum average share price of $0.20 over a 30-day trading period, our common stock will be subject to immediate review by NYSE American. There can be no assurance that the market price of our common stock will remain above the levels viewed as abnormally low for a substantial period of time.

Risks Associated with Our Business

Our ability to operate our business and achieve our goals and strategies is subject to numerous risks, as discussed more fully in the section titled “Risk Factors,” including, without limitation:

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests;

●	our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products;

●	the impact of the recent COVID-19 outbreak on our manufacturing, sales, business plan and the global economy;

●	delisting of our common stock from the NYSE American;

●	our ability to adequately protect our intellectual property;

●	our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;

●	the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products;

●	market acceptance and adoption of our products;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

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●	entry of new competitors and products and potential technological obsolescence of our products;

●	loss of a key customer or supplier;

●	technical problems with our research and products and potential product liability claims;

●	adverse economic conditions;

●	insufficient or inadequate reimbursement by governmental and other third party payers for our products;

●	adverse federal, state and local government regulation in the United States, Europe, Israel and other foreign jurisdictions;

●	price increases for supplies and components;

●	inability to carry out research, development and commercialization plans; and

●	loss or retirement of key executives and research scientists.

Corporate Information

We were organized in the State of Delaware on February 29, 2008. Our principal executive offices are located at 4 Menorat Hamaor St., Tel Aviv, Israel 6744832. Our telephone number is (888) 776-6804. Our website address is www.inspire-md.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Units offered by us	7,635,800 units, each consisting of one share of our common stock and/or one Series F Warrant to purchase one share of our common stock.

Pre-funded units offered by us	We are also offering 14,586,400 pre-funded units to each purchaser whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units (each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock and/or one Series F Warrant to purchase one share of common stock) in lieu of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. The purchase price of each pre-funded unit will equal the public offering price at which the units are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded unit will be $0.001 per share. The pre-funded warrants included in the pre-funded units are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis.

Series F Warrants offered by us in the offering	Series F Warrants to purchase an aggregate of 22,222,200 shares of common stock. Each unit and each pre-funded unit includes one Series F Warrant to purchase one share of our common stock. Each Series F Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.495 per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series F Warrants.

Option to purchase additional securities	The underwriter has an option to purchase up to 3,333,333 additional units, consisting of 3,333,333 shares of common stock and/or 3,333,333 Series F Warrants, from us at the public offering price, less underwriting discounts and commissions. The underwriter may exercise this option at any time and from time to time within 45 days from the date of this prospectus.

Common stock outstanding prior to this offering:	4,338,910 shares of common stock.

Common stock outstanding after this offering:

11,974,710 shares of common stock (or up to 15,308,040 shares of common stock if the underwriter exercises in full its option to purchase additional units, consisting of additional shares of common stock and/or additional Series F Warrants).

Use of Proceeds	We plan to use the net proceeds of this offering for research and development, sales and marketing, and working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend Policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and the other information included or incorporated by reference in this prospectus.

NYSE American symbol for common stock:	“NSPR.” We do not plan to list the pre-funded warrants or the Series F Warrants on the NYSE American or any other securities exchange or trading market. There is no established trading market for the pre-funded warrants or the Series F Warrants, and we do not expect a trading market to develop. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited.

The number of shares of common stock to be outstanding immediately after this offering is based on 4,338,910 shares of our common stock outstanding as of June 2, 2020, and excludes, as of such date:

●	4,016,597 shares of common stock issuable upon exercise of outstanding warrants, with an exercise price ranging from $1.80 to $32,266 per share and having a weighted average exercise price of $9.77 per share;

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●	555,138 shares of common stock issuable upon conversion of the outstanding Series B Convertible Preferred Stock (the “Series B Preferred Stock”) (including the payment of the cumulative dividends accrued on the Series B Preferred Stock in an aggregate of 237,916 shares of common stock but excluding additional shares of common stock that we will be required to issue to the holders of our Series B Preferred Stock upon conversion of shares of our Series B Preferred Stock as a result of the full ratchet anti-dilution price protection in the certificate of designation for the Series B Preferred Stock because the effective assumed public offering price of common stock in this offering is lower than $1.80 per share), at the conversion price of $1.80 per share and the stated value per share of $33.00;

●

94,428 shares of common stock issuable upon conversion of the outstanding Series C Convertible Preferred Stock (the “Series C Preferred Stock”) (excluding additional shares of common stock that we will be required to issue to the holders of our Series C Preferred Stock as a result of the full ratchet anti-dilution price protection in the certificate of designation for the Series C Preferred Stock because the effective public offering price of common stock in this offering is lower than $1.80 per share) at the conversion price of $1.80 per share and the stated value per share of $6.40;

●	1,665,414 additional shares of common stock that we will be required to issue to the holders of our Series B Preferred Stock upon conversion of shares of our Series B Preferred Stock (including the payment of the cumulative dividends thereunder in common stock) as a result of the full ratchet anti-dilution price protection in the certificate of designation for the Series B Preferred Stock and 283,285 additional shares of common stock that we will be required to issue to the holders of our Series C Preferred Stock upon conversion of shares of our Series C Preferred Stock as a result of the full ratchet anti-dilution price protection in the certificate of designation for the Series C Preferred Stock, in each case, based on 17,303 shares of Series B Preferred Stock outstanding and 26,558 shares of Series C Preferred Stock outstanding (see “Risk Factors — Risks Related to Our Common Stock, Preferred Stock, Warrants and this Offering—If the effective price per share of common stock included in the units being offered...”);

●	63,402 shares of common stock issuable upon conversion of the Series B Preferred Stock (including an aggregate of 27,170 shares of common stock for the payment of the cumulative dividends accrued on the Series B Preferred Stock issuable upon conversion of the Series B Preferred Stock) and exercise of the Series A Warrants included in the units issuable upon exercise of the unexercised portion of the unit purchase option that we issued to Dawson James Securities, Inc. (“Dawson James”), the placement agent in the public offering that closed on July 7, 2016;

●

190,190 additional shares of common stock that we will be required to issue to Dawson James upon conversion of shares of Series B Preferred Stock (including the payment of the cumulative dividends thereunder in common stock) included in the units issuable upon exercise of the unexercised portion of the unit purchase option that we issued to Dawson James, the placement agent in the public offering that closed on July 7, 2016, as a result of the full ratchet anti-dilution price protection in the certificate of designation for the Series B Preferred Stock, based on the adjusted Series B Preferred Stock conversion price equal to the effective public offering price per share of common stock (see “Risk Factors — Risks Related to Our Common Stock, Preferred Stock, Warrants and this Offering—If the effective price per share of common stock included in the units being offered…”);

●	60,929 shares of common stock issuable upon the exercise of outstanding options, with exercise prices ranging from $0.001 to $3,675,000 and having a weighted average exercise price of $67,720 per share;

●	182,381 shares of common stock issuable upon the exercise of Restricted Stock Units outside our 2013 Long-Term Incentive Plan;

●	483,491 shares of common stock available for future issuance under our 2013 Long-Term Incentive Plan;

●	14,586,400 shares of common stock issuable upon exercise of the pre-funded warrants offered hereby by us at an exercise price of $0.001 per share; and

●	22,222,200 shares of common stock issuable upon exercise of the Series F Warrants offered hereby by us at an exercise price of $0.495 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ option to purchase additional units, consisting of additional shares and/or additional Series F Warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by subsequent quarterly reports on Form 10-Q or other reports we file with the SEC in the future. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The recent COVID-19 outbreak has caused interruptions or delays of our business plan and may have a significant adverse effect on our business.

In December 2019, a strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China, and has reached multiple other countries, and, on March 12, 2020, the WHO declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries have imposed unprecedented restrictions on travel, quarantines and other public health safety measures. Procedures with CGuard EPS, which are generally scheduled or non-emergency procedures, have mostly been postponed as hospitals shift resources to patients affected by COVID-19, and we do not know when the hospitals will resume to normal pre-pandemic levels with such procedures. In addition, most of our sales have historically come from Europe, where the pandemic has had a comparatively severe impact. At this point, the extent to which COVID-19 may impact our business cannot be estimated; however, we anticipate that the continuation of the pandemic and related restrictions and safety measures may result in a significant decline in sales of our products for the upcoming periods.

Certain component parts of our delivery system are sourced from countries that have been impacted by COVID-19, and the continued outbreak and spreading of COVID-19 may adversely impact our suppliers and in turn our manufacture of CGuard EPS. Although the manufacturing of our products in Israel has not been impacted by COVID-19 as of May 2020, we cannot guarantee that we will continue to manufacture at full capacity in the event that the pandemic continues to spread and further restrictions are imposed.

Moreover, prior to the consummation of this offering, we only have sufficient resources to fund operations through the end of August 2020. Consequently, management is pursuing the current offering and will consider various future financing alternatives to fund our operations so we can continue as a going concern. However, the COVID-19 pandemic has created significant economic uncertainty and volatility in the credit and capital markets. Management may secure additional new financings through the issue of new equity and/or the entering into of strategic partnership arrangements; however, there is no assurance that our management will be able to obtain such additional financings on reasonable terms or at all. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock, and we may not be able to successfully raise capital through the sale of our securities. If we are unsuccessful in commercializing our products or raising capital, we may need to reduce activities, curtail or cease operations.

The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted as of the current date, including new information which may emerge concerning the severity of COVID-19 and the actions deemed necessary by various countries in order to contain COVID-19 or treat its impact, among others. The COVID-19 outbreak has had, and will continue to have for the foreseeable future, indeterminable adverse effects on general commercial activity and the world economy at large, and, accordingly, our business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

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Risks Related to Our Securities and this Offering

The market prices of our common stock and our publicly traded warrants are subject to fluctuation and have been and may continue to be volatile, which could result in substantial losses for investors.

The market prices of our common stock and our Series A Warrants and Series B Warrants have been and are likely to continue to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	technological innovations or new products and services by us or our competitors;

●	additions or departures of key personnel;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic, political and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Moreover, on March 12, 2020, the WHO declared COVID-19 to be a pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty, which has persisted up through the current date. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

We are currently negotiating the terms of a separation with our previous underwriter, which if consummated may reduce the cash available for our operations.

The terms of our engagement of the underwriter for our September 2019 financing contained a purported 12 month right of first refusal in favor of such underwriter with respect to future financings.  Due to, among other things, difficulties in the relationship with that underwriter and our need to raise additional funds to finance our ongoing operations, we engaged AGP in May 2020 as underwriter for this offering.  We are currently negotiating the terms of a separation with the prior underwriter.  At this point we cannot indicate the amount of any payment and other terms that will be required under any such separation, nor can we guarantee that the matter will be amicably settled and not escalate into litigation.  The terms of any such separation and payments required thereunder would mean that we would have less cash available for our operations, which could adversely affect our ability to conduct our business.

Our common stock could be delisted from the NYSE American if we fail to regain compliance with the NYSE American’s stockholders’ equity continued listing standards. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if we are delisted from the NYSE American.

On August 7, 2019, we received a notice indicating that we do not meet certain of the NYSE American’s continued listing standards as set forth in Part 10 of the Company Guide. Specifically, we were not in compliance with Section 1003(a)(iii) of the Company Guide because we reported stockholders’ equity of less than $6 million as of June 30, 2019, and had net losses in our five most recent fiscal years ended December 31, 2018. As a result, we had become subject to the procedures and requirements of Section 1009 of the Company Guide. On August 25, 2019, we submitted a plan of compliance to NYSE Regulation, addressing how we intend to regain compliance with Section 1003(a)(iii) of the Company Guide by August 7, 2020, and on October 11, 2019, NYSE American accepted our plan. We are subject to periodic review during the period covered by the compliance plan.

If we do not regain compliance by August 7, 2020, or fail to maintain our compliance with Section 1003(a)(iii) of the Company Guide following August 7, 2020, or if we do not maintain our progress consistent with the plan during the applicable plan period, the NYSE American will initiate delisting proceedings. There is no assurance that we will be able to regain compliance with Section 1003(a)(iii) of the Company Guide as of August 7, 2020. Even if the net proceeds from our capital raises provide us with sufficient stockholders’ equity to regain compliance with Section 1003(a)(iii) of the Company Guide by August 7, 2020, we will be subject to ongoing review for compliance with NYSE American requirements, and there can be no assurance that we will continue to remain in compliance with this standard.

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Delisting from NYSE American would adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have additional negative ramifications, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

A low trading price could lead the NYSE American to take actions toward delisting our common stock, including immediately suspending trading in our common stock.

On January 7, 2019, we received notification from the NYSE American that our shares of common stock have been selling for a low price per share for a substantial period of time. Pursuant to Section 1003(f)(v) of the Company Guide, the NYSE American could take action to delist our common stock in the event that our common stock trades at levels viewed as abnormally low for a substantial period of time. NYSE American advised us that if our common stock trades below $0.20 on a 30 trading day average, then it will be considered non-compliant with NYSE American’s low selling price requirement. On March 29, 2019, we effected a 1-for-50 reverse stock split of our common stock.

Although on July 8, 2019, we received notice from NYSE American that we have resolved the continued listing deficiency with respect to low selling price pursuant to Section 1003(f)(v) of the Company Guide, in accordance with Section 1009(h) of the Company Guide, if we are again determined to be below any of the continued listing standards within 12 months of July 8, 2019, NYSE American will examine the relationship between the two incidents of noncompliance and re-evaluate our method of financial recovery from the first incident. NYSE Regulation will then take the appropriate action, which depending on the circumstances, may include truncating the compliance procedures described in section 1009 of the Company Guide or immediately initiating delisting proceedings. If in the future we fall below the continued listing criterion of a minimum average share price of $0.20 over a 30-day trading period, our common stock will be subject to immediate review by NYSE American. There can be no assurance that the market price of our common stock will remain above the levels viewed as abnormally low for a substantial period of time. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock, causing it to fall below the level viewed as a low selling price for a substantial period of time, and lead the NYSE American to immediately suspend trading in our common stock.

In addition, the NYSE American has advised us that its policy is to immediately suspend trading in shares of, and commence delisting procedures with respect to, a listed company if the market price of its shares falls below $0.06 per share at any time during the trading day.

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If the effective price per share of common stock included in the units being offered or issuable upon exercise of the pre-funded units being offered in this offering is less than the respective current conversion price of our Series B or Series C Preferred Stock, we will be required to issue additional shares of common stock, as applicable, to the holders of the preferred stock, which will be dilutive to all of our other stockholders, including new investors in this offering.

The respective certificate of designation for our Series B Preferred Stock and Series C Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the applicable conversion price, as then in effect, to the purchase price of equity or equity-linked securities issued in subsequent offerings. In accordance with this anti-dilution price protection, because the effective common stock purchase price in each of the March 2018 public offering, the April 2018 public offering, the July 2018 public offering, the April 2019 public offering and the September 2019 public offering, was below the then current Series B Preferred Stock and the Series C Preferred Stock conversion price, we reduced the Series B Preferred Stock and the Series C Preferred Stock conversion price upon pricing of each such public offering. As a result of these obligations, if the effective price per unit being offered or issuable upon exercise of the pre-funded units being offered in this offering is less than the respective current conversion price of our Series B or Series C Preferred Stock, each of these conversion prices shall be reduced to the effective price per unit being offered or issuable upon exercise of the pre-funded units being offered in this offering. This reduction in the conversion prices will result in a greater number of shares of common stock being issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock for no additional consideration, causing greater dilution to our stockholders and investors in this offering. In addition, should we issue any securities following this offering at an effective common stock purchase price that is less than the then effective conversion price of our Series B Preferred Stock or Series C Preferred Stock, we will be required to further reduce the conversion prices of our Series B Preferred Stock and Series C Preferred Stock, which will result in a greater dilutive effect on our stockholders. Furthermore, as there is no floor price on the conversion price, we cannot determine the total number of shares issuable upon conversion. As such, it is possible that we may not have a sufficient number of authorized and available shares to satisfy the conversion of the Series B Preferred Stock or the Series C Preferred Stock if we enter into a future transaction that reduces the applicable conversion price. The foregoing features will increase the number of shares of common stock issuable upon conversion, assuming that the effective offering price of our common stock in a subsequent financing is lower than the conversion price of these securities then in effect, of the Series B Preferred Stock or Series C Preferred Stock for no additional consideration, and will result in a greater dilutive effect on our stockholders.

Purchasers in this offering may experience additional dilution of their investment in the future.

Subject to lock-up provisions described under “Underwriting,” we are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. In particular, we may conduct one or more additional offerings following this offering and may seek waiver of the lock-up provisions described under “Underwriting” to conduct such offerings. The issuance of securities in these or any other offerings may cause further dilution to our stockholders, including investors in this offering. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our publicly traded securities to decline.

Sales of a significant number of shares of our common stock or our warrants in the public market could harm the market prices of our common stock or warrants and make it more difficult for us to raise funds through future offerings of common stock or warrants. Our stockholders and the holders of our options and warrants may sell substantial amounts of our common stock or our publicly traded warrants in the public market. In addition, we will be required to issue additional shares of common stock to the holders of our Series B Preferred Stock upon conversion of shares of our Series B Preferred Stock and the payment of the dividends thereunder in common stock and to the holders of our Series C Preferred Stock upon conversion of such shares of our Series C Preferred Stock, as a result of the full ratchet anti-dilution price protection in the respective certificate of designation for the Series B Preferred Stock and the Series C Preferred Stock, if the effective common stock purchase price in a subsequent offering is less than the respective then current conversion price of the Series B Preferred Stock or the Series C Preferred Stock, which in turn will increase the number of shares of common stock available for sale. See “Risk Factors — Risks Related to Our Common Stock, Preferred Stock and Warrants and this Offering — If the effective price per share of common stock included in the units being offered…”

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In addition, the fact that our stockholders, option holders and warrant holders can sell substantial amounts of our common stock or our publicly traded warrants in the public market, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

We do not expect to pay dividends in the future. As a result, any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investment in our common stock will only occur if our stock price appreciates.

The Series B Preferred Stock provides for the payment of dividends in cash or in shares of our common stock, and we may not be permitted to pay such dividends in cash, which will require us to have shares of common stock available to pay the dividends.

Each share of the Series B Preferred Stock is entitled to receive cumulative dividends at the rate per share of 15% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Series B Preferred Stock, which is July 7, 2021. The dividends are payable, at our discretion, in cash, out of any funds legally available for such purpose, or in pay-in-kind shares of common stock calculated based on the conversion price, subject to adjustment as provided in the certificate of designation for the Series B Preferred Stock. The conversion price is subject to reduction if in the future we issue securities for less than the conversion price of our Series B Preferred Stock, as then in effect. As there is no floor price on the conversion price, we cannot determine the total number of shares issuable upon conversion or in connection with the dividend. It is possible that we will not have a sufficient number of available shares to pay the dividend in common stock, which would require the payment of the dividend in cash. We will not be permitted to pay the dividend in cash unless we are legally permitted to do so under Delaware law, which requires cash to be available from surplus or net profits, which may not be available at the time payment is due. In light of our recurring losses and negative cash flows from operating activities, we do not expect to have cash available to pay the dividends on our Series B Preferred Stock or to be permitted to make such payments under Delaware law, and will be relying on having available shares of common stock to pay such dividends, which will result in dilution to our stockholders. If we do not have such available shares, we may not be able to satisfy our dividend obligations.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds of this offering for research and development, sales and marketing, and working capital and other general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

There is no public market for the pre-funded warrants or the Series F Warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants or the Series F Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or the Series F Warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the pre-funded warrants and the Series F Warrants will be limited, which may adversely affect their value.

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Holders of pre-funded warrants or Series F Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or Series F Warrants and acquire our common stock.

Until holders of pre-funded warrants or Series F Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the pre-funded warrants and Series F Warrants. Upon exercise of the pre-funded warrants or Series F Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Series F Warrants are speculative in nature.

The Series F Warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series F Warrants may exercise their right to acquire the common stock and pay an exercise price of $0.495 per share of common stock, subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised Series F Warrants will expire and have no further value. Moreover, following this offering, the market value of the Series F Warrants, if any, is uncertain and there can be no assurance that the market value of the Series F Warrants will equal or exceed their imputed offering price. The Series F Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Series F Warrants, and consequently, it may not ever be profitable for holders of the Series F Warrants to exercise the Series F Warrants.

We are subject to financial reporting and other requirements that place significant demands on our resources.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations place significant demands on our management, administrative, operational, internal audit and accounting resources. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price. Moreover, effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

The ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002 require us to identify material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Our management, including our chief executive officer and chief financial officer, does not expect that our internal controls and disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of the company or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

In addition, discovery and disclosure of a material weakness, by definition, could have a material adverse impact on our financial statements. Such an occurrence could discourage certain customers or suppliers from doing business with us and adversely affect how our stock trades. This could in turn negatively affect our ability to access equity markets for capital.

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Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Our board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our stockholders. In addition, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

We have a staggered board of directors, which could impede an attempt to acquire us or remove our management.

Our board of directors is divided into three classes, each of which serves for a staggered term of three years. This division of our board of directors could have the effect of impeding an attempt to take over our company or change or remove management, since only one class will be elected annually. Thus, only approximately one-third of the existing board of directors could be replaced at any election of directors.

As a former shell company, resales of shares of our restricted common stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144(i).

We previously were a “shell company” and, as such, sales of our securities pursuant to Rule 144 under the Securities Act of 1933, as amended, cannot be made unless, among other things, at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 as amended, as applicable, during the preceding 12 months, other than Form 8-K reports. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act of 1933, as amended. Because our unregistered securities cannot be sold pursuant to Rule 144 unless we continue to meet such requirements, any unregistered securities we issue will have limited liquidity unless we continue to comply with such requirements.

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If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein and therein contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern;
●	our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests;
●	the impact of the recent COVID-19 outbreak on our manufacturing, sales, business plan and the global economy;
●	our ability to regain or maintain compliance with the NYSE American listing standards;
●	our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products;
●	our ability to adequately protect our intellectual property;
●	our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;
●	the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products;
●	market acceptance of our products;
●	negative clinical trial results or lengthy product delays in key markets;
●	an inability to secure and maintain regulatory approvals for the sale of our products;
●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;
●	entry of new competitors and products and potential technological obsolescence of our products;
●	inability to carry out research, development and commercialization plans;
●	loss of a key customer or supplier;
●	technical problems with our research and products and potential product liability claims;
●	product malfunctions;
●	price increases for supplies and components;
●	adverse economic conditions;
●	insufficient or inadequate reimbursement by governmental and other third-party payers for our products;
●	our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful;
●	adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions;
●	the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction;
●	the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and
●	loss or retirement of key executives and research scientists.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. You should review carefully the section entitled “Risk Factors” beginning on page 9 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

The net proceeds from this offering will be approximately $9.3 million from the sale of our securities in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares of common stock and/or Series F Warrants to purchase common stock in full, we estimate the net proceeds from this offering will be approximately $10.7 million from the sale of our securities, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of Series F Warrants and the pre-funded warrants sold in this offering. If all of the Series F Warrants sold in this offering were to be exercised in cash at the exercise price of $0.495 per share of common stock, we would receive additional net proceeds of approximately $11 million, and if all of the pre-funded warrants sold in this offering were to be exercised in cash at an exercise price of $0.001 per share of common stock, we would receive additional net proceeds of approximately $14,586. We cannot predict when or if these Series F Warrants or pre-funded warrants will be exercised. It is possible that these Series F Warrants or pre-funded warrants may expire and may never be exercised.

We intend to use the net proceeds of this offering for research and development, sales and marketing, and working capital and other general corporate purposes. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining regulatory approval;

●	failure to achieve sales as anticipated; and

●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Until we use the net proceeds of this offering, we intend to hold such funds in cash or invest the funds in short-term, investment grade, interest-bearing securities.

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CAPITALIZATION

The following table summarizes our cash and cash equivalents, certain other items from our historical consolidated balance sheet, and capitalization as of March 31, 2020:

●	on an actual basis; and

●

on an as adjusted basis, giving effect to the sale by us of 7,635,800 units in this offering at a public offering price of $0.45 per unit and the sale by us of 14,586,400 pre-funded units in this offering at a public offering price of $0.449 per pre-funded unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses and excluding the proceeds, if any, from the exercise of Series F Warrants.

For the purposes of this capitalization discussion on an as adjusted basis, we also took into account the issuance of 1,665,414 additional shares of common stock that we will be required to issue to the holders of our Series B Preferred Stock upon conversion of shares of our Series B Preferred Stock (including the payment of the cumulative dividends thereunder in common stock) and 283,285 additional shares of common stock that we will be required to issue to the holders of our Series C Preferred Stock upon conversion of shares of our Series C Preferred Stock, each as a result of the full ratchet anti-dilution price protection in the respective certificate of designation for the Series B Preferred Stock and the Series C Preferred Stock, based on 17,303 shares of Series B Preferred Stock outstanding as of March 31, 2020, and 26,558 shares of Series C Preferred Stock outstanding as of March 31, 2020. The as-adjusted information below also assumes reimbursement by the underwriters of our expenses incurred in connection with the offering, in an amount equal to 1.5% of the offering proceeds. See “Underwriting – Discount, Commission and Expenses” below in this prospectus. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes incorporated by reference into this prospectus.

	March 31, 2020 (in thousands) (unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$3,141	$12,421
Equity:
Common stock, par value $0.0001 per share – 150,000,000 shares authorized; 4,338,910 shares issued and outstanding actual and 13,923,409 shares outstanding as adjusted	$-	$2
Preferred stock, par value $0.0001 per share - 5,000,000 shares authorized:
Series A Preferred Stock, par value $0.0001 per share; none issued and outstanding actual and as adjusted	-	-
Series B Convertible Preferred Stock, par value $0.0001 per share; 17,303 shares issued and outstanding actual and as adjusted	-	-
Series C Convertible Preferred Stock, par value $0.0001 per share; 26,558 shares issued and outstanding actual and as adjusted	-	-
Additional paid-in capital	163,087	172,365
Accumulated deficit	(159,610)	(159,610)
Total equity	$3,477	$12,757

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The above discussion and table are based on 4,338,910 shares outstanding as of March 31, 2020, and excludes as of that date:

●	4,016,597 shares of common stock issuable upon exercise of outstanding warrants, with an exercise price ranging from $1.80 to $32,266 per share and having a weighted average exercise price of $9.77 per share;

●

555,138 shares of common stock issuable upon conversion of the outstanding Series B Preferred Stock (including the payment of the cumulative dividends accrued on the Series B Preferred Stock in an aggregate of 237,916 shares of common stock), at the conversion price of $1.80 per share and the stated value per share of $33.00;

●	94,428 shares of common stock issuable upon conversion of the outstanding Series C Preferred Stock at the conversion price of $1.80 per share and the stated value per share of $6.40;

●	63,402 shares of common stock issuable upon conversion of the Series B Preferred Stock (including an aggregate of 27,170 shares of common stock for the payment of the cumulative dividends accrued on the Series B Preferred Stock issuable upon conversion of the Series B Preferred Stock) and exercise of the Series A Warrants included in the units issuable upon exercise of the unexercised portion of the unit purchase option that we issued to Dawson James, the placement agent in the public offering that closed on July 7, 2016;

●

190,190 additional shares of common stock that we will be required to issue to Dawson James upon conversion of shares of Series B Preferred Stock (including the payment of the cumulative dividends thereunder in common stock) included in the units issuable upon exercise of the unexercised portion of the unit purchase option that we issued to Dawson James, the placement agent in the public offering that closed on July 7, 2016, as a result of the full ratchet anti-dilution price protection in the certificate of designation for the Series B Preferred Stock, based on the adjusted Series B Preferred Stock conversion price equal to the effective public offering price per share of common stock, based on the public offering price of $0.45 per unit (see “Risk Factors — Risks Related to Our Common Stock, Preferred Stock, Warrants and this Offering—If the effective price per share of common stock included in the units being offered…”);

●	60,929 shares of common stock issuable upon the exercise of outstanding options with exercise prices ranging from $0.001 to $3,675,000 and having a weighted average exercise price of $67,720 per share;

●	483,491 shares of common stock available for future issuance under our 2013 Long-Term Incentive Plan;

●	182,381 shares of common stock issuable upon the exercise of Restricted Stock Units outside our 2013 Long-Term Incentive Plan;

●	14,586,400 shares of common stock issuable upon exercise of the pre-funded warrants offered hereby by us at an exercise price of $0.001 per share; and

●	22,222,200 shares of common stock issuable upon exercise of the Series F Warrants offered hereby by us at an exercise price of $0.495 per share.

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INFORMATION REGARDING THE MARKET FOR OUR COMMON STOCK

Our common stock trades on the NYSE American under the symbol “NSPR.” The last reported sale price for our common stock on June 2, 2020, was $0.64 per share. As of June 2, 2020, we had approximately 264 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the future, rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

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DESCRIPTION OF SECURITIES

We are offering (i) 7,635,800 units, each unit consisting of one share of our common stock and/or one Series F Warrant to purchase one share of our common stock and (ii) 14,586,400 pre-funded units, each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock and/or one Series F Warrant to purchase one share of our common stock. The share of common stock and accompanying Series F Warrant included in each unit will be issued separately and will be immediately separable upon issuance, and the pre-funded warrant to purchase one share of common stock and the accompanying Series F Warrant included in each pre-funded unit will be issued separately and will be immediately separable upon issuance. The units and pre-funded units will not be issued or certificated. We are also registering the shares of common stock included in the units and the shares of common stock issuable from time to time upon exercise of the pre-funded warrants included in the pre-funded units and Series F warrants included in the units and the pre-funded units offered hereby.

We have 155,000,000 shares of capital stock, par value $0.0001 per share, authorized, of which 150,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock. On June 3, 2020, there were 4,338,910 shares of common stock, 17,303 shares of Series B Preferred Stock and 26,558 shares of Series C Preferred Stock issued and outstanding. We currently have 20,000 shares of preferred stock designated as Series A Preferred Stock, 500,000 shares of preferred stock designated as Series B Preferred Stock, 1,172,000 shares of preferred stock designated as Series C Preferred Stock and 750 shares of preferred stock designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

The foregoing description is intended as a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation, the bylaws, and the respective certificates of designations for our Series B Preferred Stock and Series C Preferred Stock.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

The transfer agent and registrar for our common stock is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121. Our common stock is listed on the NYSE American under the symbol “NSPR.”

Pre-Funded Warrants Being Offered in this Offering

The following summary of certain terms and provisions of pre-funded warrants included in the pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants. The pre-funded warrants will be issued separately from the accompanying Series F Warrants, and may be transferred separately immediately thereafter.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

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Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the pre-funded warrants is currently listed on the NYSE American under the symbol “NSPR.”

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Series F Warrants Being Offered in this Offering

The following summary of certain terms and provisions of Series F Warrants included in the units and the pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series F Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series F Warrant for a complete description of the terms and conditions of the Series F Warrants.

Duration and Exercise Price

Each Series F Warrant included in the units and the pre-funded units offered hereby will have an initial exercise price equal to $0.495 per share of common stock. The Series F Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series F Warrants will be issued separately from the common stock included in the units, or the pre-funded warrants included in the pre-funded units, as the case may be. A Series F Warrant to purchase one share of our common stock will be included in each unit or pre-funded unit purchased in this offering.

Cashless Exercise

If, at the time a holder exercises its Series F Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series F Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series F Warrants.

Exercisability

The Series F Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series F Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series F Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series F Warrants. Purchasers of Series F Warrants in this offering may also elect prior to the issuance of the Series F Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

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Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series F Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number, or the Company shall pay a cash adjustment in respect of the fractional share.

Transferability

Subject to applicable laws, the Series F Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Series F Warrants.

Exchange Listing

There is no trading market available for the Series F Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Series F Warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series F Warrants is currently listed on the NYSE American under the symbol “NSPR.”

Rights as a Stockholder

Except as otherwise provided in the Series F Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series F Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series F Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series F Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series F Warrants will be entitled to receive upon exercise of the Series F Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F Warrants immediately prior to such fundamental transaction.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms.

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Series B Convertible Preferred Stock

On July 7, 2016, we issued 442,424 shares of Series B Preferred Stock in a public offering. Our Series B Preferred Stock has a stated value of $33.00 and was initially convertible into 0.00229 shares of common stock (subject to the beneficial ownership limitations as provided in the related certificate of designation of preferences) reflecting a conversion price equal to $14,437.50 per share, subject to adjustment as provided in the certificate of designation. In accordance with the anti-dilution price protection contained in the certificate of designation for the Series B Preferred Stock as further described below, we reduced the Series B Preferred Stock conversion price to $2,800.00 per share of common stock in connection with the underwritten public offering that closed on March 14, 2017, which was further reduced to $350.00 per share in connection with the private placement of 750 shares of Series D Preferred Stock in December 2017, to $150.00 per share in connection with the underwritten public offering that closed on March 1, 2018, to $87.50 per share in connection with the underwritten public offering that closed on April 2, 2018, to $15.00 per share in connection with the underwritten public offering that closed on July 3, 2018, to $5.00 per share in connection with the underwritten public offering that closed on April 8, 2019, then to $1.80 per share in connection with the underwritten public offering that closed on September 24, 2019.

The Series B Preferred Stock is convertible at any time at the option of the holder prior to the fifth anniversary of the date of issuance, at which time all shares of outstanding Series B Preferred Stock shall automatically and without any further action by the holder be converted into shares of our common stock at the then effective conversion price, provided that the holder will be prohibited from converting Series B Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

As of June 2, 2020, there were 17,303 shares of Series B Preferred Stock outstanding, convertible into an aggregate of 555,138 shares of our common stock (including the payment of the cumulative dividends accrued on the Series B Preferred Stock in an aggregate of 237,916 shares of our common stock).

The holders of Series B Preferred Stock are entitled to receive cumulative dividends at the rate per share of 15% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Series B Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of common stock, (i) upon any conversion of the Series B Preferred Stock, (ii) on each such other date as our board of directors may determine, subject to written consent of the holders of Series B Preferred Stock holding a majority of the then issued and outstanding Series B Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if Series B Preferred Stock is converted into shares of common stock at any time prior to the fifth anniversary of the date of issuance of the Series B Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Series B Preferred Stock being converted for the period commencing on the conversion date and ending on the fifth anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Series B Preferred Stock before the date of conversion. Make-whole payments are payable at our option in either cash, out of any funds legally available for such purpose, or in shares of common stock.

With respect to any dividend payments and make-whole payments paid in shares of common stock, the number of shares of common stock to be issued to a holder of Series B Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

We are not obligated to redeem or repurchase any shares of Series B Preferred Stock. Shares of Series B Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provision.

The Series B Preferred Stock, to the extent that it has not been converted previously, is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the certificate of designation.

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In the event of our liquidation, dissolution, or winding up, holders of our Series B Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series B Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Series B Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

The holders of the Series B Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Series B Preferred Stock requires the approval of the holders of a majority of the shares of Series B Preferred Stock then outstanding.

We have not listed, and we do not plan on making an application to list, the Series B Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. The common stock issuable upon conversion of the Series B Preferred Stock is listed on the NYSE American under the symbol “NSPR.”

Shares of Series B Preferred Stock were issued in book-entry form under a transfer agency and service agreement between Action Stock Transfer Corp., as transfer agent, and us, and are represented by one or more book-entry certificates deposited with DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The transfer agent and registrar for our Series B Preferred Stock is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.

You should review the certificate of designation of the Series B Preferred Stock and subsequent amendments, which have been filed as an exhibit to our Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 10, 2020, for a complete description of the terms and conditions of the Series B Preferred Stock.

Potential Common Stock Issuances to the Holders of Our Series B Preferred Stock

Pursuant to the anti-dilution provisions contained in the certification of designation for our Series B Preferred Stock, in the event that, while any of our Series B Preferred Stock is outstanding, we issue equity or equity-linked securities at an effective common stock purchase price of less than the Series B Preferred Stock conversion price then in effect, we are required, subject to certain limitations and adjustments as provided in the certificate of designation, to reduce the Series B Preferred Stock conversion price to equal the effective common stock purchase price. This reduction in the Series B Preferred Stock conversion price will result in a greater number of shares of common stock becoming issuable upon conversion of the Series B Preferred Stock for no additional consideration. In accordance with this anti-dilution price protection, because the effective purchase price per share of common stock in this offering is below the current Series B Preferred Stock conversion price of $1.80 per share of common stock, it will result in additional shares of common stock becoming issuable to the holders of our Series B Preferred Stock upon conversion of the Series B Preferred Stock. As a result of this offering, based on the public offering price of $0.45 per unit, and 17,303 shares of Series B Preferred Stock outstanding as of June 2, 2020, the conversion price for the Series B Preferred Stock will be adjusted to $0.45, and we would be required to issue 1,665,414 additional shares of common stock (including the payment of the cumulative dividends accrued on the Series B Preferred Stock in an aggregate of 713,749 shares of common stock) to the holders of Series B Preferred Stock upon conversion of their Series B Preferred Stock.

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Series C Convertible Preferred Stock

On March 14, 2017, we issued 1,069,822 shares of Series C Preferred Stock in a public offering. Our Series C Preferred Stock has a stated value of $6.40, and each share of Series C Preferred Stock was initially convertible into 0.00229 of a share of common stock at an initial conversion price equal to $2,800 per share of common stock. Series C Preferred Stock, to the extent that it has not been converted previously, is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the certificate of designation. In accordance with the anti-dilution price protection contained in the certificate of designation for the Series C Preferred Stock as further described below, we reduced the Series C Preferred Stock conversion price to $150.00 per share in connection with the underwritten public offering that closed on March 1, 2018, to $87.50 per share in connection with the underwritten public offering that closed on April 2, 2018, to $15.00 per share in connection with the underwritten public offering that closed on July 3, 2018, to $5.00 per share in connection with the underwritten public offering that closed on April 8, 2019, then to $1.80 per share in connection with the underwritten public offering that closed on September 24, 2019.

The Series C Preferred Stock is convertible at any time at any time at the option of the holder, provided that the holder will be prohibited from converting Series C Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

As of June 2, 2020, there were 26,558 shares of Series C Preferred Stock outstanding, convertible into an aggregate of 94,428 shares of our common stock.

In the event of our liquidation, dissolution, or winding up, holders of our Series C Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series C Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Series C Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

Shares of Series C Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by our board of directors. However, holders of our Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-common-stock basis, and without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors. We are not obligated to redeem or repurchase any shares of Series C Preferred Stock. Shares of Series C Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provision.

The holders of the Series C Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Series C Preferred Stock requires the approval of the holders of a majority of the shares of Series C Preferred Stock then outstanding.

We have not listed, and we do not plan on making an application to list, the Series C Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. The common stock issuable upon conversion of the Series C Preferred Stock is listed on the NYSE American under the symbol “NSPR.”

Shares of Series C Preferred Stock were issued in book-entry form under a transfer agency and service agreement between Action Stock Transfer Corp., as transfer agent, and us, and are represented by one or more book-entry certificates deposited with DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The transfer agent and registrar for our Series C Preferred Stock is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.

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You should review the certificate of designation of the Series C Preferred Stock, and subsequent amendments, which have been filed as an exhibit to our Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 10, 2020, for a complete description of the terms and conditions of the of the Series C Preferred Stock.

Potential Common Stock Issuances to the Holders of Our Series C Preferred Stock

Pursuant to the anti-dilution provisions contained in the certification of designation for our Series C Preferred Stock, in the event that, while any of our Series C Preferred Stock is outstanding, we issue equity or equity-linked securities at an effective common stock purchase price of less than the Series C Preferred Stock conversion price then in effect, we are required, subject to certain limitations and adjustments as provided in the certificate of designation, to reduce the Series C Preferred Stock conversion price to equal the effective common stock purchase price. This reduction in the Series C Preferred Stock conversion price will result in a greater number of shares of common stock becoming issuable upon conversion of the Series C Preferred Stock for no additional consideration. In accordance with this anti-dilution price protection, because the effective purchase price per share of common stock in this offering is below the current Series C Preferred Stock conversion price of $1.80 per share of common stock, it will result in additional shares of common stock becoming issuable to the holders of our Series C Preferred Stock upon conversion of the Series C Preferred Stock. As a result of this offering, based on the public offering price of $0.45 per unit, and 26,558 shares of Series C Preferred Stock outstanding as of June 2, 2020, the conversion price for the Series C Preferred Stock will be adjusted to $0.45, and we would be required to issue 283,285 additional shares of common stock to the holders of Series C Preferred Stock upon conversion of their Series C Preferred Stock.

Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	divide our board of directors into three classes, with each class serving staggered three-year terms;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by our board of directors; and

●	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

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UNDERWRITING

We have entered into an underwriting agreement, dated June 3, 2020, with A.G.P./Alliance Global Partners, acting as the representative of the several underwriters named below, with respect to the shares of common stock and pre-funded warrants. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the units and pre-funded units provided below opposite their respective names.

Underwriters	Number of Units	Number of Pre-Funded Units	Total
A.G.P./Alliance Global Partners	7,635,800	14,586,400	22,222,200

Total	7,635,800	14,586,400	22,222,200

The underwriters are committed to purchase all the units and pre-funded units offered by us other than those covered by the option to purchase additional units, consisting of common stock and/or Series F Warrants, described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the units and pre-funded units at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of  $0.01575 per unit and pre-funded unit. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $0.01575 per unit and pre-funded unit to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The units and pre-funded units are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority in excess of 5% of the shares of common stock being offered in connection with this offering.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering.

			Total
	Per Unit	Per Pre- Funded Unit	Without Over- Allotment	With Over- Allotment
Public offering price	0.45	0.449	9,985,403.6	11,485,388.60
Underwriting discounts and commissions (7%)	0.0315	0.03143	700,000	805,000
Proceeds, before expenses, to us	0.4185	0.41757	9,285,403.6	10,680,388.6

We estimate that expenses payable by us in connection with this offering, excluding the underwriting discount referred to above, will be approximately $170,000. The underwriters have agreed to reimburse issuer expenses incurred in connection with the offering in an amount equal to up to 1.5% of the offering, which may be netted at closing.

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Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to an additional 3,333,333 units consisting of 3,333,333 shares of common stock and/or Series F Warrants to purchase 3,333,333 shares of common stock at the public offering price per share of common stock set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or Series F Warrants are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock and/or Series F Warrants on the same terms as those on which the other securities are being offered.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending ninety (90) days after the date of this prospectus, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, whether now owned or hereafter acquired or with respect to which such person has or later acquires the power of disposition, whether any such transaction is to be settled by delivery of our securities, in cash, or otherwise;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation: by gift, will or intestate succession; to a charity or educational institution, which would be required to assume the lock-up restriction; to our company, pursuant to agreements under which we have an option to repurchase those shares or due to the termination of the individual’s services to our company; by operation of law or by order of a court of competent jurisdiction; and pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders our shares involving a change of control of our company. The lock-up also does not apply to shares acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act is required or is voluntarily made.

In addition to the restrictions on our directors and executive officers, we have also agreed to certain restrictions on our company’s sale of shares of our common stock (and related activities) during the ninety (90) day period from the date of this prospectus.

Stabilization

In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

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●	Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing common stock in the open market.

●	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common stock to close out the short position, the underwriters will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase common stock through exercise of the over-allotment option. If the underwriters sell more shares of common stock than could be covered by exercise of the over-allotment option, and, therefore, have a naked short position, the position can be closed out only by buying common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NYSE American or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common stock on the NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

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Notice to Investors

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities offered hereby is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of the securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

Canada

The securities offered in this prospectus may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schwell Wimpfheimer & Associates LLP. Olshan Frome Wolosky LLP, New York, New York, is acting as counsel for the underwriter in connection with the securities offered hereby.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1b to the financial statements) of Kesselman & Kesselman, an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Securities and Exchange Commission’s website at http://www.sec.gov.

We make available free of charge on or through our website at www.inspire-md.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.inspire-md.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.

This prospectus incorporates by reference the documents set forth below that have been previously filed with the Securities and Exchange Commission:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 10, 2020.

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 11, 2020.

●

Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the Securities and Exchange Commission on January 6, 2020 (excluding information furnished pursuant to Item 2.02), January 28, 2020, January 30, 2020, and April 27, 2020.

We also incorporate by reference all future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 4 Menorat Hamaor St., Tel Aviv, Israel 6744832, Attention: Craig Shore, Chief Financial Officer, or made by phone at (888) 776-6804 or by email at craigs@inspiremd.com. You may also access the documents incorporated by reference in this prospectus through our website at www.inspire-md.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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7,635,800 Units (each Unit contains One Share of Common Stock and One Series F Warrant to purchase One Share of Common Stock)

14,586,400 Pre-funded Units (each Pre-funded Unit contains One Pre-funded Warrant to Purchase One Share of Common Stock and One Series F Warrant to purchase One Share of Common Stock)

June 3, 2020

PROSPECTUS

A.G.P.